Exhibit 99.1

Indivior Announces $175 Million Accelerated Share Repurchase

RICHMOND, Va., May 4, 2026 – Indivior Pharmaceuticals, Inc. (Nasdaq: INDV), today announced that it has entered into a $175 million accelerated share repurchase agreement (the “ASR”) with Barclays Bank PLC. The ASR will be executed under Indivior’s existing $400 million share repurchase program previously authorized by the Company’s Board of Directors. The ASR reflects the Company’s confidence in its long-term strategy, cash flow generation, and commitment to disciplined capital allocation.

Under the ASR agreement, Indivior will make an upfront payment of $175 million to Barclays and expects to receive an initial delivery of 3,717,473 shares promptly following execution. The final number of shares repurchased will be determined based on the volume weighted average price of Indivior’s common stock during the term of the ASR, less a discount. Final settlement is expected to occur no later than the end of June, 2026. Indivior does not expect the ASR to impact its previously issued financial guidance.

The remaining $100 million under the share repurchase authorization may be used for additional repurchases from time to time, subject to market conditions and other factors. Repurchases may be made through open market transactions, privately negotiated transactions, or other methods permitted under applicable law.

About Indivior
As the leader in long-acting injectable treatments for opioid use disorder (OUD), Indivior is singularly focused on delivering evidence-based treatment and advancing understanding of OUD as a chronic but treatable brain disease. For more than 25 years, we have revolutionized the science of addiction medicine — developing treatments that help people move toward long-term recovery with independence and dignity. Building on this heritage, we are ushering in a new era, renewing our commitment to individuals living with OUD and carrying forward what matters most: compassion, integrity, and science. Together – with science, people living with OUD, public health champions, and communities, we are powering recovery and renewing hope. Visit www.indivior.com to learn more. Connect with Indivior on LinkedIn by visiting www.linkedin.com/company/Indivior.
Important Cautionary Statement Regarding Forward-Looking Statements
This announcement contains certain statements that are forward-looking. Forward-looking statements include, among other things, statements regarding expected share repurchases, our long-term strategy, cash flow generation, commitment to disciplined capital allocation, and other statements containing the words "believe," "anticipate," "plan," "expect," "intend," "estimate," "forecast," “strategy,” “target,” “guidance,” “outlook,” “potential,” "project," "priority," "may," "will," "should," "would," "could," "can," the negatives thereof, and variations thereon and similar expressions. By their nature, forward-looking statements involve risks and uncertainties as they relate to events or circumstances that may or may not occur in the future. Actual results may differ materially from those expressed or implied in these forward-looking statements due to a number of factors, including: cash available for share repurchases in the future, and the market price of our common stock in the future. For additional information about some of the risks and important factors that could affect our future results and financial condition, see "Risk Factors" in our Annual Report on Form 10-K filed February 26, 2026, and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date that they are made and should be regarded solely as our current plans, estimates and beliefs. Except as required by law, we do not undertake and specifically decline any obligation to update, republish or revise forward-looking statements to reflect future events or circumstances or to reflect the occurrences of unanticipated events.

For Further Information

Investors	Jason Thompson	VP, Investor Relations	+1 804 402 7123 jason.thompson@indivior.com
Media	Cassie France-Kelly	VP, Communications	+1 804 594 0836 Indiviormediacontacts@indivior.com